CEC ENTERTAINMENT, INC.
                      4441 West Airport Freeway
                         Irving, Texas  75062
                            (972) 258-8507



May 20, 1999



Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of the Company to be held at 9:00 a.m. local time, Thursday, June 24, 1999, at the Harvey Hotel located at 4545 West
John Carpenter Freeway, Irving, Texas.

At the meeting you will be asked to re-elect three current directors, to authorize the amendment of the Restated Articles of Incorporation to (i) change the Registered Agent of the Company, and (ii) remove the transfer or ownership restrictions contained therein; and to amend the Company's 1997 Non-Statutory Stock Option Plan to increase the number of shares authorized to be issued therein; and to transact such other business as may properly come before the meeting.

The formal Notice of the Annual Meeting of Stockholders and Proxy
Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

It is important that your shares be represented at the meeting, whether or not you attend personally. I urge you to sign, date and return the enclosed proxy at your earliest convenience.



                              Sincerely,



                              RICHARD M. FRANK
                              Chairman and Chief
                              Executive Officer










                             PRELIMINARY


                       CEC ENTERTAINMENT, INC.
                      4441 West Airport Freeway
                         Irving, Texas  75062
                            (972) 258-8507


               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD JUNE 24, 1999



To the Stockholders of
CEC Entertainment, Inc.:

Notice is hereby given that the annual meeting of stockholders of CEC Entertainment, Inc., a Kansas corporation, will be held at the Harvey Hotel located at 4545 West John Carpenter Freeway, Irving, Texas on June 24, 1999, at 9:00 a.m.local time,for the following purposes:

     1. To re-elect three Class II directors to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

     2. To authorize the amendment of the Restated Articles of Incorporation to change the Registered Agent of the Company, and remove the transfer or ownership restrictions contained therein;

     3. To authorize the amendment of the Company's 1997 Non-Statutory Stock Option Plan to increase the number of shares authorized to be issued therein; and

     4. To transact such other business as may properly come before the meeting.

It is desirable that as large a proportion as possible of the stockholders' interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

Only stockholders of record at the close of business on May 6, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.


                              By Order of the Board of Directors,



                              MARSHALL R. FISCO, JR.
                              Secretary
Irving, Texas
May 20, 1999






                             PRELIMINARY

                       CEC ENTERTAINMENT, INC.
                      4441 WEST AIRPORT FREEWAY
                         IRVING, TEXAS 75062
                            (972) 258-8507

                         PROXY STATEMENT FOR
                    ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD JUNE 24, 1999

This proxy statement is furnished to stockholders of CEC Entertainment, Inc., a Kansas corporation (the Company), in connection with the solicitation of proxies by the Board of Directors of the Company (the Board of Directors) for use at the annual meeting of stockholders (the Annual Meeting) to be held at 9:00 a.m.local time, on June 24, 1999 at the Harvey Hotel located at 4545 West John Carpenter Freeway, Irving, Texas. Proxies in the form enclosed will be voted at the Annual Meeting, if properly executed, returned to the Company prior to the Annual Meeting and not revoked. A proxy may be revoked at any time before it is voted either in person at the Annual Meeting or by giving prior written notice to the Secretary of the Company. This proxy statement was first sent or given to the Company's stockholders on or about May 20, 1999.


                      OUTSTANDING CAPITAL STOCK

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is May 6, 1999. At the close of business on that date, the Company had issued and outstanding and entitled to receive notice of and vote at the Annual Meeting 18,111,424 shares of Common Stock, $0.10 par value (the Common Stock), and 48,548 shares of Class A Preferred Stock, $60 par value (the Preferred Stock). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting.


               ACTION TO BE TAKEN AT THE ANNUAL MEETING

The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted:

     1. To re-elect three Class II directors to serve for a term of three years or until their successors are elected and qualified or until their earlier resignation or removal;

     2. To authorize the amendment of the Restated Articles of Incorporation to change the Registered Agent of the Company, and remove the transfer or ownership restrictions contained therein;

     3. To authorize the amendment of the Company's 1997 Non-Statutory Stock Option Plan to increase the number of shares authorized to be issued therein; and

     4. To transact such other business as may properly come before the meeting.

Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. Unless authorization to vote for a proposal pending at the Annual Meeting is withheld, if no direction is made for a vote cast by proxy, the proxy shall be voted for such proposal. If any other matter or business is brought before the Annual Meeting, the proxyholders may vote the proxies in their discretion. The Board of Directors is not presently aware of any other matters or business to be brought before the Annual Meeting.



                          QUORUM AND VOTING

Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock and/or Preferred Stock held by them. A majority of the outstanding shares of Common Stock and Preferred Stock, represented in person or by proxy, will constitute a quorum at the Annual Meeting; provided, however, if a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice, other than by announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original date of the Annual Meeting.

Votes cast by proxy or in person shall be counted by a person or persons appointed by the Company to act as inspector of election for the Annual Meeting.
The inspector of election will treat shares presented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will have no effect on other proposals to be voted on at the Annual Meeting. Unless authorization to vote for a proposal pending at the Annual Meeting is withheld, if no direction is made for a vote cast by proxy, the proxy shall be voted for such proposals.

Broker non-votes occur where a broker holding shares in street name votes the shares on some proposals but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instructions from the beneficial owner of the shares, but are not permitted to vote on non-routine proposals. The missing votes on non-routine proposals are deemed to be broker non-votes. The inspector of election shall treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any proposal as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that proposal (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other proposals). Except for the purpose of determining the presence of a quorum, broker non-votes will have no effect on the outcome of the proposal to be voted on at the Meeting.


                       REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the Annual Meeting. It may be revoked by filing with the Secretary of the Company, Marshall R. Fisco, Jr., 4441 West Airport Freeway, Irving, Texas 75062, a written notice of revocation or duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.



                  PRINCIPAL HOLDERS OF CAPITAL STOCK

The following table sets forth information, as of May 6, 1999, relating to the beneficial ownership of the Company's Common Stock and Preferred Stock by: (i) each director and executive officer (as hereinafter defined) of the Company as of such date, (ii) the directors and the executive officers of the Company as a group (10 persons) as of such date, and (iii) each person, as that term is used in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), known to the Company to own beneficially five percent (5%) or more of the outstanding shares of Common Stock or Preferred Stock. Except as otherwise indicated, each of the persons named in the table is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock or Preferred Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock and Preferred Stock by directors and executive officers of the Company has been furnished by the respective directors and executive officers.



Name (and            Number of      Number of                Percentage
address for 5%       Shares of      Shares of          of Class Outstanding
beneficial owners)  Common Stock  Preferred Stock  Common Stock  Preferred Stock
-----------------   ------------  ---------------  ------------  ---------------
Richard M. Frank     928,536 (A)         0              5.1%           0.0%

Michael H. Magusiak  130,481 (B)         0              (C)            0.0%

Richard T. Huston     78,568 (D)         0              (C)            0.0%

Larry G. Page         43,667 (E)         0              (C)            0.0%

Gene F. Cramm, Jr.    11,370 (F)         0              (C)            0.0%

Tim T. Morris          3,750 (G)         0              (C)            0.0%

Louis P. Neeb          5,000 (H)         0              (C)            0.0%

Cynthia I. Pharr      16,350 (I)         0              (C)            0.0%

Walter Tyree           3,750 (G)         0              (C)            0.0%

Raymond Wooldridge     7,750 (G)         0              (C)            0.0%


Directors and Executive
   Officers as a Group  1,229,222         0            6.8%             0.0%

AMVESCAP PLC
 11 Devonshire Square
 London EC2M 4YR
 England               1,127,550 (J)       0            6.2%            0.0%

FMR Corp.
 82 Devonshire Street
 Boston, MA 02109-3614  1,492,000 (K)      0            8.2%            0.0%

Massachusetts Financial
 Services Company
 500 Boylston Street
 Boston, MA 02116-0741  1,088,605 (L)       0           6.0%            0.0%

Time Warner, Inc.
 75 Rockefeller Plaza
 New York, NY 10019             0        16,011 (M)     0.0%           33.0%

River Forest State Bank
 & Trust Co.
 7727 West Lake Street
 River Forest, IL 60305         0         3,139 (N)     0.0%            6.5%



     (Footnotes appear on the following page)

-----------------------------------


(A) Includes 74,960 shares which are subject to forfeiture pursuant to the terms of Mr. Frank's employment agreement. See Employment Agreements. Includes 465,000 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 115,000 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(B) Includes 97,600 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 185,000 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(C)  Constitutes less than 1% of the Company's outstanding Common Stock.

(D) Includes 24,150 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 56,040 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(E) Includes 43,421 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 36,084 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are not exercisable within 60 days of the date hereof.

(F) Includes 11,370 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 37,902 shares purchasable pursuant to options issued under the Company's Non-Statutory Stock Option plan which are not exercisable within 60 days of the date hereof.

(G) Includes 3,750 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 8,750 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(H) Includes 5,000 shares purchasable pursuant to options issued under the Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 6,250 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(I) Includes 11,250 shares purchasable pursuant to options issued under the Company's 1988 Non-Statutory Stock Option Plan and 5,000 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are exercisable within 60 days of the date hereof, but excludes 6,250 shares purchasable pursuant to options issued under the Company's Non-Employee Directors Stock Option Plan which are not exercisable within 60 days of the date hereof.

(J) Based upon information in Schedule 13G dated February 8, 1999. This number includes 1,127,550 shares beneficially owned by AMVESCAP PLC, as a parent company to various companies. Of its total shares, AMVESCAP PLC has shared voting and dispositive power over 1,127,550 shares.

(K) Based upon information obtained from FMR Corp. on April 29, 1997. This number includes 1,441,600 shares beneficially owned by Fidelity Management & Research Company, as an investment adviser to various investment companies and certain other funds; 47,400 shares beneficially owned by Fidelity Management Trust Company, as a trustee or managing agent for various private investment accounts; and 3,000 shares beneficially owned by Fidelity International Limited, as an investment advisor to various non-U.S. investment companies. Of its total shares, FMR Corp. has sole voting power over 47,400 shares and sole dispositive power over 1,489,000 shares. Fidelity International Limited has sole voting and dispositive power over 3,000 shares.

(L) Based on information in Schedule 13G dated February 11, 1999. Of its total shares, Massachusetts Financial Services Company has sole voting and dispositive power over 1,088,605 shares.

(M) Based on information in Amendment No. 2 to Schedule 13D dated July 1, 1994. Of its total shares, Time Warner, Inc. has shared voting and dispositive power over 16,011 shares.

(N) Based on information obtained from the Company's Transfer Agent on May 6, 1999.




                             PROPOSAL 1:
                        ELECTION OF DIRECTORS


The terms of the Class II directors expire at the Annual Meeting of the stockholders in 1999. The Board of Directors has nominated Richard T. Huston, Cynthia I. Pharr and Raymond E. Wooldridge for reelection at the Annual Meeting, to serve for a term of three years. Messrs. Huston and Wooldridge, and Ms. Pharr. have expressed their intention to serve the entire term for which re-election is sought.

Directors will be elected by cumulative voting. To be elected as a director, a candidate must be among the three candidates who receive the most votes out of all votes cast at the Annual Meeting for the election of directors. See "Quorum and Voting.

The following table lists the names and ages (as of May 6, 1999) of the three director nominees and the five directors whose terms of office will continue after the Annual Meeting, the year in which each director was first elected as a director of the Company, the class to which each director has been or will be elected, and the Annual Meeting at which the term of each director will expire.



                                            Director                  Term
Nominee Directors                Age         Since        Class      Expires
-----------------               -----       --------      -----      -------

Richard T. Huston...............  53          1999           II        1999

Cynthia I. Pharr................  50          1994           II        1999

Raymond E. Wooldridge...........  60          1997           II        1999


Continuing Directors

Richard M. Frank................. 51          1985          III        2000

Tim T. Morris.................... 52          1997          III        2000

Louis P. Neeb ................... 60          1994          III        2000

Michael H. Magusiak.............  43          1988            I        2001

Walter Tyree....................  47          1997            I        2001



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NAMED NOMINEES.


    ADDITIONAL INFORMATION ABOUT THE EXECUTIVE OFFICERS, BOARD OF
          DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS


                          EXECUTIVE OFFICERS

The following table sets forth the names and certain other information regarding the executive officers of the Company as of May 6, 1999.

                                                       Year first elected
 Name                Age       Position                as Executive Officer
------              -----      --------            ---------------------------

Richard M. Frank.....  51     Chairman of the Boardand             1985
                              Chief Executive Officer

Michael H. Magusiak..  43        President                         1988

Richard T. Huston....  53        Executive VicePresident,          1986
                                 Marketing

Larry G. Page........  55        Executive Vice President, Chief   1994
                                 Financial Officer and Treasurer

Gene F. Cramm, Jr. ..  41        Executive Vice President,         1997
                                 Construction and Entertainment



         BUSINESS HISTORY OF EXECUTIVE OFFICERS AND DIRECTORS

A brief description of the business history of the directors and executive officers of the Company is provided below.

RICHARD M. FRANK has been Chairman of the Board and Chief Executive Officer of the Company since March 1986 and has been a director of the Company since June 1985. He served as President and Chief Operating Officer from June 1985 until October 1988. He joined the Company in 1985. He has served as a director for Monterey Acquisition Corp. from May 1994 to June 1997.

MICHAEL H. MAGUSIAK was elected President of the Company in June 1994. He had previously served as Executive Vice President, Chief Financial Officer and Treasurer since June 1988. He has also served as a director of the Company since 1988. He was Vice President of the Company from October 1987 to June 1988 and Controller of the Company from October 1987 to January 1989. He joined the Company in July 1987. He has served as a director for Monterey Acquisition Corp.from May 1994 to June 1997.

RICHARD T. HUSTON has served as Executive Vice President of the Company since July 1986 and as Director of Marketing and Strategic Development since January 1993. He has also served as a director of the Company since 1999. His responsibilities as an officer of the Company were expanded from June 1994 to March 1997 to include Entertainment as well as Marketing. He served as Director of Marketing and Development from October 1988 to January 1993. He served as Vice President from October 1985 to July 1986, and as Director of Marketing from October 1985 to October 1988. He joined the Company in 1985.

LARRY G. PAGE has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since October 1994. Prior to joining the Company, Mr.Page served as Vice President and Regional General Manager in the retail services division of Comdata Holdings Corporation, a publicly-held financial services company, from July 1985 to October 1994. Mr. Page is a Certified Public Accountant and was a partner in various national and regional public accounting firms, including Arthur Andersen LLP, from August 1978 through July 1985.

GENE F. CRAMM, JR. has served as Executive Vice President of the Company since September 1997. Prior to that time he served as a Senior Vice President since September 1989. He assumed the duties of Director of Construction in June 1994. Mr. Cramm has held various positions with the Company since 1980, including Director of Entertainment and Games, Senior Vice President, International Development and Special Projects, Senior Vice President, Operational Support, and Vice President and Director of Purchasing.

TIM T. MORRIS was elected as a director of the Company in June 1997. Mr. Morris is currently a Partner of River Associates, LLC, an investment firm; he has served in that position since 1990. From 1981 through 1990 Mr. Morris was an Office Managing Partner of Deloitte & Touche, an accounting firm. From 1977 through 1981 Mr. Morris was a Partner of Rogers, Morris, Millsaps & Underwood, CPA's, an accounting firm. From 1968 through 1977 Mr. Morris was a Partner of Hazlett, Lewis & Bieter, CPA's, an accounting firm.

LOUIS P. NEEB was elected as a director in August 1994. Mr. Neeb has served as Chairman of the Board and Chief Executive Officer of Casa Ole' Restaurants, Inc. from October 1995 to the present. From August 1982 to present, Mr. Neeb has been President of Neeb Enterprises, Inc., a management consulting firm specializing in consulting to restaurant companies. From July 1991 through January 1994, Mr. Neeb was President and Chief Executive Officer of Spaghetti Warehouse, Inc. Mr.Neeb has also had other extensive experience in the restaurant industry including serving as Chairman of the Board of Burger King Corporation. Mr. Neeb is a member of the Board of Directors of the Franchise Finance Corporation of America,a publicly-traded real estate trust which provides real estate for restaurants, and Silver Diner, Inc., a publicly-traded restaurant company.

CYNTHIA I. PHARR was elected as a director of the Company in August 1994. She is currently President and owner of C. Pharr & Company, a communications management consulting firm. She has served in that position since March 1993. From May 1989 through February 1993, Ms. Pharr was President and Chief Executive Officer of Tracy - Locke/Pharr P R, a public relations firm. From August 1986 through April 1989, she was President and owner of C. Pharr & Company, Inc. a public relations agency. Ms. Pharr has served as a member of the Board of Directors of Spaghetti Warehouse, Inc. since August 1991, as well as Chairman of the Board of GuestCare, Inc., a privately held technology company, from February 1994 to present.

WALTER TYREE was elected as a director of the Company in June 1997. Mr. Tyree is currently Chief Operating Officer of BCBM Southwest, Inc., a Boston Market franchisee. Mr. Tyree has served in that position since January 1993. From 1980 through 1992, Mr. Tyree served in various positions with Steak and Ale, a restaurant company, most recently as a Regional Director.

RAYMOND E. WOOLDRIDGE was elected as a director of the Company in June 1997. Mr. Wooldridge is currently Vice Chairman and Chairman of the Executive Committee of Southwest Securities Group, Inc., a publicly owned holding firm. Mr. Wooldridge is also a director of Dadco, Inc., a subsidiary of D. A. Davidson & Company, a member of NASD and the Pacific Stock Exchange. Mr. Wooldridge has served in these positions since 1986. From 1964 through 1986, Mr. Wooldridge served in various positions with Eppler, Guerin and Turner, Inc., a regional brokerage and investment banking firm, most recently as the firm's President and Chief Executive Officer.

Except as set forth above, none of the directors of the Company hold directorships in any company with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.


          COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Four regularly scheduled and five special meetings of the Board of Directors were held during 1998. Each of the directors attended at least 75% of the meetings held by the Board of Directors, and by each committee on which he or she served in 1998.

The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee and a Stock Grant Committee. The responsibilities and composition of each of these committees are described below.

The Executive Committee consists of four directors. The Executive Committee is responsible for assisting the Board of Directors in carrying out its duties and acts in the place of the Board of Directors when the Board of Directors is not in session and may exercise substantially all of the powers of the Board of Directors other than those powers specifically required by law or by the Company's Bylaws to be exercised by the full Board of Directors. The Executive Committee (comprised of Messrs. Frank, Magusiak, and Neeb and Ms. Pharr in 1998) held a number of informal meetings in person and by telephone in 1998.


The Audit Committee consists of three directors. The Audit Committee is responsible for (i) considering the Company's system of internal controls, (ii) reviewing the performance and findings of the Company's Internal Audit Department, and (iii) reviewing services provided by the Company's independent auditors. The Audit Committee (comprised of Messrs. Morris, Tyree and Wooldridge in 1998) held two meetings in 1998.

The Compensation Committee consists of three directors. The Compensation Committee is responsible for (i) recommending the compensation, including performance bonuses, payable to the Company's executive officers (excluding Mr. Frank), and (ii) recommending the performance bonuses for other employees of the Company. The Compensation Committee (comprised of Messrs. Frank, Neeb and Wooldridge in 1998) held two meetings in 1998. Effective April 5, 1999, the Compensation Committee is comprised of Ms. Pharr, and Messrs. Neeb and Wooldridge.

The Stock Option Committee and a Stock Grant Committee each consist of two directors who are responsible for administering the 1988 Non-Statutory Stock Option Plan, the 1997 Non-Statutory Stock Option Plan and the Company's Stock Grant Plan, respectively. The Stock Option Committee and a Stock Grant Committee were each comprised of Messrs. Neeb and Wooldridge in 1998. The Stock Option Committee and Stock Grant Committee held three and zero meetings, respectively,in 1998.




                      SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other most highly paid executive officers of the Company (the Named Executive Officers) for the fiscal years ended December 27, 1996, January 4, 1998 and January 3, 1999 (designated herein as fiscal years 1996, 1997 and 1998, respectively.)



   Name (and          Fiscal                      Compensation Awards Options
Principal Position)    Year   Salary($)  Bonus($)    ($)(A)    ($)    (#)(B)
------------------     ----   ---------  --------  ----------- ----   ------
Richard M. Frank       1998   1,000,000  433,703(C)   39,988    $--      0
(Chief Executive       1997   1,000,000        0      29,841     --   500,000
 Officer)              1996   1,000,000        0      27,333     --      0

Michael H. Magusiak    1998     250,000   194,873(C) 18,194     $--      0
(President)            1997     250,000    94,879(D)  17,874     --   125,000
                       1996     240,000   113,736(E)  15,846     --    28,800

Richard T. Huston      1998     167,600    54,521(C)  16,771    $--    17,640
(Executive Vice        1997     160,000    52,003(D)  15,672     --    16,800
 President)            1996     150,000    60,930(E)  15,869     --    15,750

Larry G. Page          1998     136,519    44,524(C)  17,650    $--    14,385
(Executive Vice        1997     134,500    43,789(D)  14,923     --    14,123
 President and         1996     132,000    53,618(E)  14,176     --    13,860
 Chief Financial Officer)

Gene F. Cramm, Jr.     1998     135,000    43,912(C)  14,930    $--    14,175
(Executive Vice        1997     120,593    34,699(D)   9,191     --    13,984
 President)            1996     109,423    37,235(E)   7,981     --     9,900

----------------

(A) Includes annual car allowances for (i) Mr. Frank of $13,600 (in 1996), $15,600 (in 1997), and $15,600 (in 1998); (ii) Mr. Magusiak of $9,000 (in
     1996, $9,000 (in 1997), and $12,000 (in 1998); (iii) Messrs. Huston and
     Page of $9,000 (in 1996), $9,000 (in 1997), and $10,200 (in 1998); and
     (iv) Mr. Cramm of $6,000, (in 1996) $6,000 (in 1997), and $10,200 (in
     1998).

(B) On May 22, 1996, the Common Stock of the Company split 3-for-2, resulting in an acquisition of additional shares of Common Stock by the Named Executive Officers for fiscal year 1996. The amounts listed above have been adjusted to reflect the stock split.

(C)  Includes bonus compensation earned in 1998 and paid in 1999.

(D)  Includes bonus compensation earned in 1997 and paid in 1998.

(E)  Includes bonus compensation earned in 1996 and paid in 1997.



                        EMPLOYMENT AGREEMENTS

On March 3, 1997, Richard M. Frank entered an employment agreement with the Company providing for a three-year term commencing on January 1, 1998. Mr. Frank's employment agreement provides for an annual base salary of $1,000,000, 105,000 shares of the Company's Common Stock issued under the Company's Stock Grant Plan, a cash bonus, payable annually, if earned, based upon the achievement of targets for corporate revenue and profitability, and such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors.

On April 28, 1999, Michael H. Magusiak entered into an employment agreement with the Company providing for a five-year term commencing on January 4, 1999. Mr. Magusiak's employment agreement provides for an annual base salary of $300,000 (paid monthly), 100,000 shares of the Company's Common Stock issued under the Company's 1997 Non-Statutory Stock Option Plan, a cash bonus, payable annually, if earned, based upon the achievement of targets for corporate revenue and profitability, and such additional benefits and/or compensation as may be determined by the Compensation Committee or the Board of Directors.

Under the terms of the respective employment agreements (the Employment Agreements), if the covered executive's employment with the Company is terminated by the Company (other than as a result of death or permanent disability (as defined in the Employment Agreements)) Mr. Frank will be entitled to receive a severance amount equal to $3,000,000, and Mr. Magusiak will be entitled to receive a severance amount equal to twenty four times his then current monthly base salary (together, the Severance Amounts). In the event of the executive's death, his estate is entitled to receive his base salary through the date of his death.

The Employment Agreements also provide that each of Messrs. Frank and Magusiak will receive his respective Severance Amount in the event there is a Change of Control (as defined below) of the Company and the covered executive voluntarily terminates his employment within one year after such a Change of Control. A Change of Control is deemed to have occurred with respect to the Company if (i) any person or group of persons acting in concert in which the covered executive is not an investor, partner, officer, director or member, shall acquire, directly or indirectly, the power to vote, or direct the voting of, more than 33% of the then outstanding voting securities of the Company or (ii) during any consecutive 18 month period a majority of the Board of Directors is elected or appointed and consists of persons who were not directors of the Company as of the date of the respective Employment Agreement and whose election or appointment as directors of the Company is actively opposed by the covered executive.




                  OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding stock options granted to each of the Named Executive Officers in the fiscal year ended January 3, 1999.



                                                            Potential Realizable
                                                              Value at Assumed
                                                                Annual Rates of
                                                                  Stock Price
                                                                Appreciation of
                 Underlying   Granted to   Exercise             Option Term ($)
                 Options    Employees in     Price  Expiration  --------------
                 Granted(#)  Fiscal Year   ($/Share)   Date        5%      10%
                 ---------  ------------   ---------  --------    ----    ----
Richard M. Frank          0     0.00%          --         --        --      --


Michael H. Magusiak       0     0.00%          --         --        --      --

Richard T. Huston(A) 17,640     5.31%       21.813    01/09/05  156,606  365,157

Larry G. Page(A)     14,385     4.47%       21.813    01/09/05  127,708  297,777

Gene F.Cramm, Jr.(A) 14,175     4.27%       21.813    01/09/05  125,844  293,430


------------


(A) Options to acquire these shares are exercisable as follows: (i) fifty percent (50%) of the option after January 9, 2000, and (ii) an aggregate of seventy-five percent (75%) of the option after January 9, 2001, and
     (iii) an aggregate of one hundred percent (100%) of the option after January 9, 2002.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, information regarding his exercise of stock options during the fiscal year ended January 3, 1999 and the value of his unexercised stock options as of January 3, 1999. The closing price for the Company's Common Stock, as reported by the New York Stock Exchange, on December 31, 1998 (the last trading day of the fiscal year) was $27.75.


                                   Number of Unexercised  Value of Unexercised
                                          Options at     In-the-Money Options at
                 Shares                January 3, 1999       January 3, 1999
              Acquired on   Value       (exercisable/        (exercisable/
               Exercise(#) Realized(A)  unexercisable)(#)  unexercisable($)(B)
               ----------  -----------  ----------------   -------------------

Richard M. Frank      --         --        265,000(E)           2,759,995(E)
                                           250,000(U)           2,462,500(U)

Michael H. Magusiak     0     1,894,395     43,200(E)             916,315(E)
                                           139,400(U)           1,511,575(U)

Richard T. Huston    39,500   1,174,643      7,875(E)             153,303(E)
                                            42,315(U)             434,431(U)

Larry G. Page           --         --       29,430(E)             640,211(E)
                                            35,438(U)             368,602(U)

Gene F. Cramm, Jr.      0      258,277       1,200(E)              23,360(E)
                                            33,109(U)             311,179(U)


----------------

(A) Calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at the time of exercise.

(B) Calculated by determining the difference between the exercise price of the options and the fair market value of the securities underlying the options at fiscal year-end.

(E)  Options which are exercisable at January 3, 1999.

(U)  Options which are not exercisable at January 3, 1999.


                    COMPENSATION COMMITTEE REPORT
                      ON EXECUTIVE COMPENSATION


The executive compensation program of the Company is designed as a tool to reinforce the Company's strategic principles to be a premier and progressive growth company, with an objective of enhancing long term stockholder value. To this end, the following principles have guided the development of the executive compensation program:

  -- Provide competitive levels of compensation to attract and retain the best qualified executive talent. The Compensation Committee strongly believes that the caliber of the Company's management group makes a significant difference in the Company's success over the long term.

  -- Embrace a pay-for-performance philosophy by placing significant amounts of compensation at risk that is, a significant component of the compensation payouts to executives must vary according to the overall performance of the Company.

  -- Directly link executives' interests with those of stockholders by providing opportunities for long term incentive compensation based on changes in stockholder value.


The executive compensation program is intended to appropriately balance the Company's short term operating goals with its long term strategy through a careful mix of base salary, annual bonuses (payable upon satisfaction by the Company of established revenue and profitability objectives) and long term performance compensation through the issuance of stock options under the 1988 Non-Statutory Stock Option Plan and the 1997 Non-Statutory Stock Option Plan, and stock grants through the Stock Grant Plan.

The compensation of the executive officers of the Company (excluding Messrs. Frank and Magusiak) is reviewed and determined annually by the Compensation Committee. The compensation of such executive officers in 1998 was based on individual and corporate performances as well as assigned responsibilities. In establishing and reviewing executive compensation, consideration is also given to executive salary ranges of comparable companies. Individual performance is reflected in the executive officer's salary. Corporate performance is reflected in a bonus, payable annually, if earned, to each executive officer, based on the achievement of targets for corporate revenue and profitability. Although no bonus compensation was paid in 1998 based upon performances in 1998, Messrs. Frank, Magusiak, Huston, Page and Cramm and all executive officers as a group received $433,703, $194,873, $54,521, $44,524, and $43,912, respectively, and
$771,533 (collectively) in 1999, in bonus compensation pursuant to such plan for services rendered in 1998.

The Stock Option Committee and the Stock Grant Committee are made up of the non-employee director members of the Compensation Committee. The Stock Option Committee and Stock Grant Committee ratify and approve option and grant recommendations, respectively, made by the Compensation Committee. In 1998, the Compensation Committee determined the number of options to issue in accordance with the 1997 NonStatutory Stock Option Plan based upon base salaries and levels of responsibility.


CEO Performance Evaluation


Although Mr. Frank's salary is established by the terms of his Employment Agreement (see Employment Agreements), the Compensation Committee, excluding Mr. Frank, nevertheless annually evaluates his performance based on the same criteria as is applied to the other executive officers of the Company. Stock option issuances, restricted stock grants to Mr. Frank, and any increase in his annual base salary or the granting of a bonus, are based on individual and corporate performance, applying the same factors for him as described above for the Company's other executives. The Compensation Committee also considers the number of unvested shares available to Mr. Frank under his current Employment Agreement and the Stock Grant Plan at such time.

The Compensation Committee has also considered the potential impact of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), adopted under the Omnibus Budget Reconciliation Act of 1993. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. As discussed above, Mr. Frank's annual base salary is $1,000,000. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws. The Compensation Committee will continue to monitor the impact of such limitations on tax deductions and will take other appropriate actions if warranted in the future.

The Compensation Committee was comprised of Messrs. Frank, Neeb and Wooldridge in 1998. The Stock Option Committee and the Stock Grant Committee were both comprised of Messrs. Neeb and Wooldridge in 1998.

                         Richard M. Frank
                         Louis P. Neeb
                         Raymond E. Wooldridge

Effective April 5, 1999, the Compensation Committee is comprised of Ms. Pharr, and Messrs. Neeb and Wooldridge.



                      COMPENSATION OF DIRECTORS

Non-employee directors of the Company or its affiliates, receive a retainer from the Company at the rate of $10,000 per year, plus $750 for each meeting of the Board of Directors attended. In addition thereto, on the day a Non-Employee Director is first elected or appointed to the Board, such Non-Employee Director shall be granted an option to purchase 7,500 shares of the Common Stock of the Company. Each January thereafter, a Non-Employee Director who was previously elected to the Board and who continues to serve in such capacity shall be granted an option to purchase 2,500 shares of the Common Stock of the Company. Other directors, who are either officers or employees of the Company or its affiliates, do not receive separate compensation for their services as directors of the Company.






                             PROPOSAL 2:
         AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION

     The Restated Articles of Incorporation of the Company currently provide that the Registered Agent of the Company is The Corporation Company and that until December 31, 2002, any attempted or purported transfer or registration of transfer of any shares of the Common Stock of more than 4.75% of the value of the outstanding capital stock of the Company shall be void ab initio insofar as it purports to transfer ownership to the transferee; provided, however, that such restriction shall not prevent a transfer if the transferor or purported transferee obtains the written approval of the Board of Directors of the Company.

In April 1999, the Board of Directors adopted, subject to the approval of the Company's stockholders, an amendment to the Restated Articles of Incorporation providing for a change to the Registered Agent of the Company (Article Second), and

removal of the transfer or ownership restrictions (Article Fourth, Section 4.13) contained therein. The description of the Amended Articles of Incorporation contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit A attached hereto, which contains the complete text of the proposed Amended Articles of Incorporation.

     The Board of Directors believes that the proposed amendment to the Restated Articles of Incorporation will provide the Company with flexibility and ensure the unrestricted transfer of shares by its shareholders and investors.

     THE BOARD OF DIRECTORS HAS APPROVED THE ABOVE DESCRIBED AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.



                             PROPOSAL 3:
   AMENDMENT OF THE COMPANY'S 1997 NON-STATUTORY STOCK OPTION PLAN

     The 1997 Non-Statutory Stock Option Plan (Employee Plan) became effective in September, 1997. The purpose of the Employee Plan is to secure for the Company and its shareholders the benefits of the incentives inherent in stock ownership by key employees of the Company and its subsidiaries. The Employee Plan terminates on July 31, 2007, and no option may be granted after such date pursuant to the Employee Plan. The Employee Plan is currently administered by the Stock Option Committee. The Stock Option Committee determines, in its discretion but subject to the limitations set forth in the Employee Plan, the persons to whom options are granted, the number of shares covered by options and the exercise price of options. The Stock Option Committee also determines the conditions, if any, imposed upon the granting of options under the Employee Plan.
To date, the Stock Option Committee has issued options under the Employee Plan to eligible employees in proportion to their respective responsibilities to the Company. The Stock Option Committee provides for various periods of time to pass before options become exercisable according to the Company's long term strategic plans. In April 1999, the Board of Directors adopted, subject to the approval of the Company's stockholders, an amendment to the Employee Plan providing that the number of shares of Common Stock which may be issued under the Employee Plan would be increased from 925,000 to 1,825,000. The description of the Employee Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit B attached hereto, which contains the complete text of the proposed Employee Plan.

     The Board of Directors believes that the proposed amendment to the Employee Plan will enable the Company and its stockholders, through future stock options, to continue to secure the benefits of the incentive inherent in stock ownership by certain of its employees.

     THE BOARD OF DIRECTORS HAS APPROVED THE ABOVE DESCRIBED AMENDMENT AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO COMPANY'S 1997 NON-STATUTORY STOCK OPTION PLAN.



                           INDEMNIFICATION

The Bylaws of the Company provide for each director and officer of the Company to be indemnified by the Company, as of right, to the full extent permitted or authorized by the laws of the State of Kansas against any liability, judgment, fine, amount paid in settlement, cost and expense asserted or threatened against or incurred by such person in his capacity, or arising out of his status, as a director or officer. The Company's Restated Articles of Incorporation include a provision which eliminates director liability for monetary damages for breach of the director's duty of due care, as permitted under Kansas law.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was a party to an agreement with Monterey's Acquisition Corp., which was later assumed by Casa Ole' Restaurants, Inc., (Casa Ole'). This agreement required the Company to provide Casa Ole' with certain accounting services in consideration for $300,000 per year, until it expired on December 27, 1998. Louis P. Neeb is currently on the Board of Directors of the Company and is also serving as Chairman of the Board and Chief Executive Officer of Casa Ole'.

The Board of Directors intends that transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by at least a simple majority of the uninterested directors of the Company.



                       STOCK PERFORMANCE GRAPH

The following graph compares the cumulative yearly total stockholder return (change in share price plus reinvestment of any dividends) on the Company's Common Stock since January 3, 1989 (the date the Company's Common Stock first traded on the NASDAQ system), versus two indexes. The graph assumes $100 was invested on January 3, 1989. The Company has not paid any cash dividends on its Common Stock during the applicable period. The share price of the Company's Common Stock has been adjusted for three-for-two stock splits in the form of stock dividends distributed on March 26, 1991, March 20, 1992 and May 22, 1996.

The Company's Common Stock is labeled on the graph as CEC Entertainment, Inc. The index labeled NYSE Stocks, which was prepared by the Center for Research in Securities Prices (CRSP) at The University of Chicago, Graduate School of Business, 1101 East 58th Street, Chicago, Illinois 60637 (telephone 312-702-
7467) measures the total return (weighted for the market capitalization of the component companies) on the approximately 35 domestic and foreign companies which operate restaurants or other eating and drinking places (SIC Code 58) and whose equity securities are traded on the New York Stock Exchange. The identities of the companies included in the NYSE Stocks index will be made available in a prompt manner to any stockholder upon written request addressed to Investor Relations at the Company's Irving address. The index labeled NYSE Stock Market, also prepared by CRSP, measures the total return on the approximately 3,100 United States companies whose common stock is traded on the New York Stock Exchange.




                   COMPLIANCE WITH SECTION 16(a) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and the persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. Based on review of such copies and other records of the Company, the Company has no reason to believe that any reports were untimely filed or that any Form 5 filings were made by any executive officers, directors or persons owning more than ten percent of the Company's Common Stock.


                    INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ending January 3, 1999. A representative of Deloitte & Touche LLP is expected to be present and available at the Annual Meeting of stockholders to respond to appropriate questions and will be given an opportunity to make a statement, if desired.


                 SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder who wishes to present a proposal for action at the 2000 annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices, not less than 60 days nor more than 90 days prior to the date of the applicable annual meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs.

For purposes of this section, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d)
(or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended (the Exchange Act).

To be in proper written form, a stockholder's notice to the Secretary of the Company must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholders, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.




                            MISCELLANEOUS

The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors and officers and employees of the Company by means of personal interview, telephone or telegram. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.








                      By Order of the Board of Directors,


                      ----------------------------------
                      MARSHALL R. FISCO, JR.
                      Corporate Secretary









Irving, Texas
May 20, 1999


                                                             Exhibit A


                             PROPOSAL 2:
         AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION


                  AMENDED ARTICLES OF INCORPORATION
                                  OF
                       CEC ENTERTAINMENT, INC.


     The undersigned, CEC Entertainment, Inc., a Kansas corporation originally incorporated on April 30, 1980 as ShowBiz Pizza Place, Inc., for the purpose of amending and restating its Articles of Incorporation in accordance with the Kansas General Corporation Code, does hereby make and execute these Amended Articles of Incorporation of CEC Entertainment,Inc., and does hereby certify (i) that at a meeting of the Board of Directors of said corporation on April 20, 1999, resolutions were duly adopted setting forth proposed amendments to the Restated Articles of Incorporation of said corporation, declaring their advisability, and further declaring that said amendments be submitted for approval at the annual meeting of stockholders to be held in 1999, with the recommendation by the Board of Directors that the stockholders approve said amendments, and (ii) the annual meeting of the stockholders of said corporation was duly called and held on June 24,1999, upon notice in accordance with Section 17-6512 of the Kansas General Corporation Code, at which meeting the necessary number of shares as required by statute were voted in favor of said amendment, and (iii) that said amendment was duly adopted in accordance with the provisions of Section 17-6602 of the Kansas General Corporation Code.

     FIRST.   The name of the corporation is:

                       CEC Entertainment, Inc.

     SECOND.   The address of its registered office in the State of Kansas is
534 South Kansas Avenue, Suite 1108, Topeka, Shawnee County, Kansas 66603. The name of its registered agent at such address is Corporation Service Company.

     THIRD.   The nature of the business or objects or purposes to be conducted, transacted, promoted or carried on by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Code of the State of Kansas.

     In addition to the powers and privileges conferred upon the corporation by law and those incidental thereto, the corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business, objects or purposes of the corporation.

     FOURTH.   The total number of shares of stock that the corporation shall have authority to issue is One Hundred Million Five Hundred Forty-Nine Thousand Five Hundred Seventy (100,549,570) shares, which shall be divided into three (3) classes as follows: (i) Forty-Nine Thousand Five Hundred Seventy (49,570) shares of Class A Preferred Stock, of the par value of Sixty Dollars ($60.00) each (hereinafter Preferred A Shares); (ii) Five Hundred Thousand (500,000) shares of Class B Preferred Stock, of the par value of One Hundred Dollars ($100.00) each (hereinafter Preferred B Shares); and One Hundred Million (100,000,000) shares of Common Stock, of the par value of Ten Cents ($0.10) each (hereinafter Common Shares). The designations, powers, preferences, and rights of each class, and the qualifications, limitations, or restrictions thereof, shall be as set forth in this ARTICLE FOURTH.

     Section 4.1.    Dividends.

          4.1.1. Dividend Rate on Preferred A Shares.  The holders of
Preferred A Shares shall be entitled to receive, when,as, and if declared by the Board of Directors of the corporation to the extent and out of funds legally available for the payment of dividends, cash dividends at the rate of (a) Ninety Cents ($0.90) per share per quarter for each of the eight full fiscal quarters of the corporation following the Preferred Dividend Commencement Date(as defined in subsection 4.1.2 hereof), and (b) One Dollar and Twenty Cents ($1.20) per share per quarter for each full fiscal quarter thereafter.

          4.1.2. Preferred Dividend Commencement Date. The Preferred Dividend Commencement Date shall be the first day of the fifth full fiscal quarter of the corporation beginning after the first issuance of Preferred A Shares (which date for reference purposes is May 21, 1985).

          4.1.3. Accrual and Cumulation of Preferred Dividends. Dividends on the Preferred A Shares shall (a) accrue at the rates set forth in subsection
4.1.1 hereof, whether or not earned or declared; (b) be payable before any dividends (other than a dividend payable solely in Common Shares or Preferred B Shares) on Common Shares or Preferred B Shares are paid, declared, or set aside for, payment; and (c) be cumulative, so that if dividends accrued under this Section on the outstanding Preferred A Shares have not been paid or set aside for payment, for any fiscal quarter or quarters, the amount of the deficiency shall first be declared and fully paid or set aside for payment, but without interest, before any distribution, by dividend or otherwise (other than a distribution solely in Common Shares or Preferred B Shares) is declared, paid, or set aside for payment on the Common Shares or Preferred B Shares. Unless otherwise declared by the Board of Directors, no dividends shall accrue or cumulate on the Preferred A Shares before the Preferred Dividend Commencement Date.

          4.1.4. Restriction on Dividends on Other Stock. The corporation shall not declare, pay, or set aside for payment any dividend or other distribution with respect to the Common Shares or Preferred B Shares (other than a distribution solely in Common Shares or Preferred B Shares)(a) until after the first dividend required to be paid on the Preferred A Shares pursuant to subsection 4.1.1 hereof has been declared and paid or set aside for payment; and
(b) unless an amount equal to all dividends on the Preferred A Shares required to be paid under this Section, including an unpaid cumulated dividends, has been declared and paid or set aside for payment.

          4.1.5. Definition of Set Aside for Payment. For the purpose of this ARTICLE FOURTH, a dividend or other distribution to the holders of the Preferred A Shares shall be deemed to have been "set aside for payment" if and only if funds sufficient for the payment in full of such dividend or distribution have been deposited with a bank or trust company in the States of Texas, New York, or California, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay said amounts to the holders of the Preferred A Shares on the date for payment thereof and to pay to the corporation all interest and other income earned with respect to such amounts so deposited.

          4.1.6. Record Date: Payment Date. With respect to each fiscal quarter of the corporation for which the holders of the Preferred A Shares are entitled to receive a dividend and for which the Board of Directors of the corporation has declared a dividend on the Preferred A Shares ("Dividend Quarter), such dividend shall be payable to the holders of record of Preferred
A Shares on the last day of the Dividend Quarter and shall be paid no later than 90 days after the last day of the Dividend Quarter (the Preferred Dividend Payment Date).

          4.1.7. Dividends on Common Shares. Subject to all the provisions hereof and of any resolution or resolutions (the Preferred B Resolutions) of the Board of Directors of this corporation providing for the issuance of any series of Preferred B Shares, and further subject to the prior rights and privileges of the holders of Preferred A Shares and Preferred B Shares, the holders of Common Shares shall be entitled to receive dividends when, as, and if declared by the Board of Directors of the corporation, to the extent and out of funds legally available for the payment of dividends.

     Section 4.2. Liquidation Preference. In the event of the voluntary or involuntary liquidation, dissolution, or winding up of the corporation, the holders of Preferred A Shares shall be entitled to be paid out of the net assets of the corporation an amount equal to the sum of Sixty Dollars ($60.00) per share, plus all unpaid dividends cumulated in respect of the outstanding Preferred A Shares, before any distribution or payment is made to the holders of Preferred B Shares or Common Shares. In the event that the net assets of the corporation are insufficient to pay the full amount then due to the holders of Preferred A Shares, the entire net assets of the corporation shall be distributed among the holders of Preferred A Shares in direct proportion to the number of Preferred A Shares held by each. The consolidation or merger of the corporation into or with any other corporation or corporations, in the manner provided by law, shall not be deemed to be a liquidation, dissolution, or winding up of the affairs of the corporation. After the payment to the holders of Preferred A Shares of all amounts to which they are entitled, as herein above provided, the holders of the shares of each series of the Preferred B Shares then outstanding shall be entitled to receive out of the remaining net assets of the corporation, but, only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of the Common Shares, the amount per share fixed by the Preferred B Resolutions to be received by the holders of shares of each such series on such voluntary or involuntary liquidation, dissolution, or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred B Shares of all series, or duly provided for, the remaining net assets of the corporation, if any, shall be distributed to the holders of the Common Shares in direct proportion to the number of Common Shares held by each. However, if upon any such liquidation, dissolution, or winding-up, the net assets of the corporation available for distribution among the holders of any one or more series of the Preferred B Shares, that(a) are entitled to a preference over the holders of the Common Shares upon such liquidation, dissolution, or winding-up, and (b) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled,then such assets shall be distributed among the holders of each such series of the Preferred B Shares ratably according to the respective amounts to which they would be entitled with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     Section 4.3.    Redemption of Preferred A Shares.

          4.3.1. Optional Redemption. The corporation may, at any time or from time to time at its sole option, redeem all or part of the outstanding Preferred A Shares. The redemption price of a Preferred A Share under this subsection is Sixty Dollars ($60.00) plus the amount of all unpaid dividends cumulated with respect to such share under subsection 4.1.3 hereof.

          4.3.2. Mandatory Purchase. The corporation shall redeem, at the price specified in subsection 4.3.1 above, or purchase in the open market, such number of Preferred A Shares at such time or times, if any, as may be necessary to reduce the number of. Preferred A Shares outstanding on the last day of each of the corporation's fiscal years set forth below to not more than the number of shares set forth opposite such year, as follows:

                     Maximum
                     Number of
                Year  Shares Outstanding

                1990  483,333
                1991  466,666
                1992  450,006
                1993  433,333
                1994  416,666
                1995  400,000
                1996  383,333
                1997  366,666
                1998  350,000
                1999  333,333
                2000  316,666
                2001  300,000
                2002  283,333
                2003  266,666
                2004  250,000
                2005  -0-


          4.3.3. Mandatory Purchase Upon Payment of Guaranteed Debt.

          4.3.3.1.   Definitions.
                (a) For purposes hereof, the term BHC Affiliate shall mean and refer to (i) Brock Hotel Corporation, a Delaware corporation (BHC), (ii) any corporation, partnership, or other entity in which BHC has an interest, (iii) any individual or any corporation, partnership, or other entity owning at least ten percent (10%) of the issued and outstanding voting stock of BHC or (iv) any other entity controlling, controlled by, or under common control with BHC.

                (b) For purposes hereof, the term Approved Loan shall mean and refer to a loan, capitalized or other lease, or other financing arrangement with respect to which (i) the proceeds are used to prepay Guaranteed Obligations (as hereinafter defined), (ii) the interest rate does not exceed the blended interest rates of the Guaranteed Obligations that are prepaid with such proceeds, and (iii) the amortization of which is no less favorable to the corporation than the aggregate schedule of payments or mandatory prepayments (other than by reason of a default on a Guaranteed Obligation) required pursuant to the Guaranteed Obligations so prepaid.

                (c) For purposes hereof, the term Equity Holder shall mean and refer to any party having an equity interest in the corporation.

          4.3.3.2.   Mandatory Purchase.

                (a) In the event that the corporation prepays (as opposed to any regularly scheduled payment or mandatory prepayment, other than by reason of a default on a Guaranteed Obligation) or refinances for any reason (other than out of the proceeds of (i) any capital contributions or Approved Loans made to the corporation by a BHC Affiliate or by any Equity Holder, or (ii) any loans made to the corporation that are guaranteed by BHC or any Equity Holder), at any time prior to January 1, 1988, any debt, liability or obligation of the corporation that is guaranteed by BHC or any Equity Holder (such debts, liabilities and obligations collectively, the Guaranteed Obligations), so that immediately following such prepayment or refinancing there remains outstanding Guaranteed Obligations in an aggregate amount of less than Fifty Million Dollars ($50,000,000), the corporation shall repurchase, either through redemption or through purchase on the open market, that number of Preferred A Shares with an aggregate par value equal to the product of (a) the amount of Guaranteed Obligations reduced by such prepayment or refinancing (but only in the amount such prepaid or refinanced Guaranteed Obligations reduce the total Guaranteed Obligations below $50,000,000, or thereafter continue to reduce the Guaranteed Obligations) multiplied by (b) thirty-five percent (35%).

                (b) In addition, if, prior to January 1, 1988, any event occurs which, either under applicable law or under the provisions of any agreement governing any Guaranteed Obligation (whether or not such provision is enforceable as a matter of law), would, either immediately, or with the passage of time or giving of notice (or both), accelerate the time that payment on such Guaranteed Obligation is due and payable, or otherwise result in such Guaranteed Obligation being deemed to have matured, in whole or in part, before its regularly scheduled due date, and if, at any time after such event occurs, and prior to the reinstatement, if any, of the regular payment schedule on such Guaranteed Obligation by the agreement of the creditor thereon, any payment or distribution is made out of assets of the corporation on account of such Guaranteed Obligation (whether before or after January 1, 1988), so that, immediately following such payment or distribution, there remains Outstanding Guaranteed Obligations in an aggregate amount of less than Fifty Million Dollars ($50,000,000), the corporation shall repurchase, either through redemption or through purchases on the open market, that number of Preferred A Shares with an aggregate par value equal to the product of (a) the amount of the Guaranteed Obligations so reduced (but only in the amount such payment or distribution reduces the total Guaranteed Obligations below Fifty Million Dollars ($50,000,000), or thereafter continues to reduce the Guaranteed Obligations) multiplied by (b) thirty-five percent (35%).

                (c) Furthermore, in the event that prior to January l, 1988 the corporation pays, or assets of the corporation are used to repay, BHC or any Equity Holder (other than out of positive cash flow generated by the corporation from operations in accordance with past practices, which past practices shall not be deemed to include the sale of real estate or the sale of any entire restaurant as a unit), on account of funds advanced to the corporation by BHC or such Equity Holder to repay any Guaranteed Obligations, and such repayment to BHC or such Equity Holder occurs at a time when the remaining outstanding Guaranteed Obligations are in an aggregate amount of less than Fifty Million Dollars ($50,000,000), then the corporation shall repurchase, either through redemption or purchases on the open market, that number of Preferred A Shares with an aggregate par value equal to the product of (a) the amount of such repayment to BHC or such Equity Holder (but not to exceed the amount by which the Guaranteed Obligations total less than Fifty Million Dollars ($50,000,000)), multiplied by (b) thirty-five percent (35%). For purposes of this paragraph (c): (1) any funds advanced by BHC or such Equity Holder to the corporation from and after the date on which Preferred A Shares are first issued (the Beginning Date) to fund negative cash flow (other than funds specifically advanced and earmarked for the upgrading of existing restaurants or the construction of new restaurants) shall be deemed to have been advanced to repay Guaranteed Obligations repaid by the corporation since the Beginning Date up to the amount of the Guaranteed Obligations paid by the corporation after the Beginning Date; (2) an amount equal to the net proceeds of any sales of assets made after the Beginning Date that are not consistent with the corporation's past practices (which past practices shall not be deemed to include the sale of real estate or the sale of any entire restaurant as a unit) shall be deemed to have been advanced by BHC or an Equity Holder to the corporation after the Beginning Date to repay Guaranteed obligations, and repaid by the corporation to BHC or such Equity Holder after the Beginning Date; (3) any repayments made to BHC or an Equity Holder on account of advances made by BHC or such Equity Holder to the corporation shall be deemed to have been applied first to repay advances made by BHC or such Equity Holder to the corporation to repay Guaranteed Obligations; and (4) any repayments of Approved Loans made to any BHC Affiliate other than BHC shall be deemed to have been repaid to BHC on account of funds advanced by BHC to repay Guaranteed Obligations.

                (d) The corporation's obligation to redeem or repurchase Preferred A Shares in accordance with any of the foregoing subparagraphs (a), (b), and (c) of this subsection 4.3.3.2 shall not be affected by any prior purchase or redemption of Preferred A Shares by the corporation or any BHC Affiliate other than a redemption or purchase of Preferred A Shares made within twenty (20) days prior to the time such obligation arises and made for the specific purpose of satisfying such obligation, as evidenced by a statement to such effect included in any written confirmations regarding such redemption or purchase forwarded to a selling broker by the corporation, any purchasing BHC Affiliate, or their purchasing broker.

     4.3.4.     Procedure-for Redemption.

          4.3.4.1. Date and Place of Redemption. The Board of Directors of the corporation may, by resolution, fix the date and place of redemption (which place may be within or without the State of Kansas).

          4.3.4.2. Notice. The corporation shall notify each holder of Preferred A Shares to be redeemed of the amount of his shares to be redeemed and the date and place of redemption by United States Mail, first-class postage prepaid, addressed to each such stockholder at his last known post office address as shown on the stock record books of the corporation, mailed no later than twenty (20) days before the date of redemption.

          4.3.4.3. Effectiveness of Redemption. If the notice required by subsection 4.3.4.2 above has been duly given and, on or before the date fixed for redemption, the funds necessary to effect such redemption have been set aside for payment to the holders of the Preferred A Shares to be redeemed, then, whether or not a certificate evidencing shares to be redeemed has been surrendered, the shares evidenced thereby shall no longer be outstanding, and the right to receive dividends thereon, the right to vote the same, and all other rights with respect to such shares shall cease and terminate on the date so fixed for redemption, except only the right of the holder of such Preferred A Shares to receive the redemption price therefor, without interest, upon surrender of the certificate or certificates evidencing the same, duly endorsed for transfer.

          4.3.4.4. Selection of Shares for Redemption. If at any time less than all of the outstanding Preferred A Shares are to be redeemed, the shares to be redeemed shall be selected by lot or in such other manner as the Board of Directors of the corporation may deem fair and appropriate.

          4.3.4.5. Board of Directors' Authority. Subject to the limitations and provisions hereof, the Board of Directors shall have the full power and authority to prescribe the manner in which, and the terms and conditions upon which, Preferred A Shares shall be redeemed.

          4.3.5. Cancellation. All Preferred A Shares redeemed, purchased, or otherwise acquired by the corporation in any manner shall be cancelled and shall not be reissued.

     Section 4.4.   Voting Rights.

          4.4.1. Generally. The holders of the Common Shares have one (1) vote for each Common Share so held. The holders of the Preferred A Shares have one (1) vote for each Preferred A Share so held, and shall vote along with the holders of Common Shares and not as a separate class (except as hereafter provided or as otherwise provided by law), upon each and any matter submitted to a vote of the stockholders of the corporation. Subject to Section 4.10 hereof, the holders of the Preferred B Shares shall have such voting rights as are provided in the Preferred B Resolutions.

          4.4.2. Upon Default. Upon the occurrence and during the continuance of any Event of Default (as defined at Section 4.5 below), the holders of the Preferred A Shares, voting separately as a class, shall be entitled to elect the smallest number of directors that then shall constitute a majority of the directors of all of the then authorized number of directors of the corporation. The holders of the Common Shares and the holders of the Preferred B Shares (to the extent provided by the Preferred B Resolutions) shall elect the remaining directors. In such event, only holders of Preferred A Shares may vote for directors to be elected by holders of the Preferred A Shares and only holders of Common Shares and the holders of the Preferred B Shares (to the extent provided by the Preferred B Resolutions) may vote for directors to be elected by holders of the Common Shares and the holders of the Preferred B Shares (to the extent provided by the Preferred B Resolutions).

          4.4.3.    Approval for Certain Transactions.

               4.4.3.1. Certain Transactions. Unless the corporation has first obtained the approval of the holders of two-thirds (2/3) of the outstanding Preferred A Shares, the corporation shall not:

               (a) amend these Articles of Incorporation in a manner that would materially adversely affect the holders of the Preferred A Shares; or

               (b)  increase the authorized number of Preferred A Shares; or

               (c)  merge or consolidate with any other corporation; or

               (d) sell, convey, or otherwise, dispose of all or substantially all of the property or business of the corporation; or

               (e) amend Sections 4.1 and 4.2 above if such amendment would materially adversely affect the holders of the Preferred A Shares.

               4.4.3.2. Junior Preferred Stock. Unless the corporation has first obtained the approval of the holders of two-thirds (2/3) of the outstanding Preferred A Shares, the corporation shall not, whether in the Preferred B Resolutions or otherwise:

               (a) create any class of preferred stock having preferences over or being on a par with the Preferred A Shares as to dividends, redemption, or liquidation; or

               (b) create any class of preferred stock that are subject to redemption while any of the Preferred A Shares are outstanding; or

               (c) create any class of preferred stock upon which dividends are to be paid at any time in an amount that, when calculated as a percentage of the par value of such preferred stock, is in excess of the dividends payable at such time pursuant to subsection 4.1.1 hereof on the Preferred A Shares, when calculated as a percentage of the par value of the Preferred A Shares, or

               (d) create any class of preferred stock upon which dividends shall by payable prior to the Preferred Dividend Commencement Date or upon which dividends shall be payable if dividends accrued under subsection 4.1.3 on the outstanding Preferred A Shares have not been paid or set aside for payment for any fiscal quarter or quarters; or

               (e) create any class of preferred stock that is convertible into Common Shares at a price below the greater of (i) Three Dollars and Fifty Cents ($3.50) per Common Share or (ii) an amount that is one hundred fifty percent (150%) of the average of the mean between the bid and asked prices of the Common Shares during the twenty (20) trading days prior to the issuance of such junior preferred stock.


     Section 4.5.   Default.

          4.5.1. Events of Default. The occurrence of any of the following events shall be deemed to be an "Event of Default" for purposes of this ARTICLE FOURTH:

     (a) any failure to redeem or purchase Preferred A Shares as required by subsections 4.3.2 and 4.3.3 hereof in the manner and amount and at the time and place specified in Section 4.3 hereof, if such shares are not otherwise purchased in the manner and amount and at the time and place specified in Section 4.3 hereof by a BHC Affiliate; and

     (b) the failure of the corporation, whether or not declared and whether or not funds are legally available, for the payment thereof, on or before any Preferred Dividend Payment Date, to pay the lesser of: (i) the dividends cumulated in respect of the Preferred A Shares at the end of the fiscal quarterly accounting period ended next preceding such Preferred Dividend Payment Date; or (ii) twenty-five percent (25%) of the Available Cash Flow (as hereinafter defined) of the corporation during the four (4) consecutive fiscal quarterly accounting periods ending with the next preceding fiscal quarterly accounting period prior to such Preferred Dividend Payment Date. The term Available Cash Flow, as used herein with respect to any given period of four (4) fiscal quarterly accounting periods shall mean and refer to an amount equal to: (A) the after-tax net income of the corporation during such period, plus (B) the depreciation, amortization and other similar non-cash charges deducted by the corporation during such period in determining its after tax net income, minus (C) mandatory (as opposed to voluntary) payments during such period of the principal portion (as opposed to interest) of rental payments under leases capitalized on the books of the corporation for financial reporting purposes minus (D) all dividends paid by the corporation on Preferred A Shares during such period, minus (E) all principal and interest payments, if any, made by the corporation to Pizza Time Theatre, Inc., or its successors and assigns, with respect to indebtedness with an original term in excess of six (6) months, and minus (F) the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

          4.5.2. Effect of Failure to Redeem or Purchase. The sole effect of the occurrence and continuance of any such Event of Default (as hereinafter defined) shall be:

          (a) the adjustment of voting rights of the holders of Preferred A Shares as provided in subsection 4.4.2 hereof; and

          (b) the continuance of all dividend, voting and other rights of the holders of Preferred A Shares not so redeemed as herein required, including, without limitation, the right to receive dividends pursuant to Section 4.1 hereof and to be redeemed pursuant to Section 4.3 hereof, to the extent that the corporation has funds legally available for such purposes.

          4.5.3. Cure. An Event of Default shall be deemed to continue until such time as (a) the number. of Preferred A Shares then held by holders other than the corporation or a BHC Affiliate does not exceed the maximum number of Preferred A Shares then permitted to be outstanding pursuant to subsections
4.3.2 and 4.3.3 hereof; and (b) the corporation shall have declared, and paid or set aside for payment, such aggregate amount as would have been theretofore required to have been declared and paid on all past Dividend Payment Dates to prevent an Event of Default from having occurred with respect to any Preferred
A Shares then outstanding.

          4.5.4.    Certain Shares Purchased by a BHC Affiliate.

               4.5.4.1. Redemption Restriction. In the event any of the Preferred A Shares required to be redeemed or purchased pursuant to
     Section 4.3 hereof are purchased by a BHC Affiliate other than the corporation, as permitted in paragraph (a) of subsection 4.5.1 or in subsection 4.5.3 hereof, then such Preferred A Shares shall not be later redeemed or purchased pursuant to subsection 4.3 hereof until all other Preferred A Shares have been redeemed or purchased from all holders other than a BHC Affiliate.


               4.5.4.2. Resale Restriction. In the event any Preferred A Shares required to be redeemed or purchased pursuant to Section 4.3 hereof are purchased by a BHC Affiliate other than the corporation, as permitted in paragraph (a) of subsection 4.5.1 or in subsection 4.5.3 hereof, then such Preferred A Shares shall not be sold by such purchaser so long as any Preferred A Shares are held by any holder that is not a BHC Affiliate. A legend setting forth such restriction shall be placed on each certificate representing the Preferred A Shares subject to the restriction imposed by this subsection 4.5.4.2.

     Section 4.6.   Election of New Directors Upon Default.

               4.6.1. Number of Directors. Upon the occurrence of any Event of Default and the election held pursuant to subsection 4.6.4 hereof, the number of the corporation's directors shall be five (5).

               4.6.2.    New Election.

               4.6.2.1. Notice. Within ten (10) days after receipt of a written request or requests for a shareholder's meeting from the holder or holders of five percent (5%) or more of the Preferred A Shares after the occurrence of an Event of Default, the Secretary of the corporation shall notice and call a meeting of the shareholders of the corporation for the purpose of electing new directors.

               4.6.2.2. Time and Place. Such meeting shall occur at the principal office of the corporation or such other location as the Board of Directors in good faith determines to be convenient to the majority of the shareholders. The meeting shall occur within fifty (50) days after the last day the Secretary is required to notice and call the meeting. The meeting may be a special meeting or an annual meeting.

               4.6.2.3. Other Matters. The shareholders may consider other matters as they are permitted to consider by these Articles, the bylaws of the corporation, or by law, provided that nomination and election of new directors by the holders of the Preferred A Shares shall be the first item of business.

               4.6.2.4. Quorum. Holders of one-third (1/3) of the Preferred A Shares shall constitute a quorum for the election of directors to be elected by the holders of the Preferred A Shares.

          4.6.3. Resignations of Directors During Continuance of an Event of Default. All members of the Board of Directors shall be deemed to have resigned on the date of the meeting held pursuant to subsection 4.6.2.2 hereof.

          4.6.4. Election of Directors During Continuance of an Event of Default. At the meeting held pursuant to subsection 4.6.2.2 hereof, the holders of Preferred A Shares, Preferred B Shares, and Common Shares shall be entitled to vote for the election of directors of the corporation as provided in subsection 4.4.2 hereof.

          4.6.5. Vacancies. During the continuance of an Event of Default, vacancies on the Board of Directors created other than by the operation of subsection 4.6.3 may be filled only by action of directors who were elected by holders of shares of stock of the same class as those who elected the director whose successor is to be chosen. All other vacancies shall be filed as provided in the Bylaws of the corporation.

          4.6.6. Termination of Event of Default. The terms of the directors elected or appointed by or on behalf of the holders of Preferred A Shares shall expire, and the number of the corporation's directors shall revert to the number that existed immediately prior to the Event of Default that resulted in the election of directors by classes, automatically at such time as there is no Event of Default continuing under this ARTICLE FOURTH.

     Section 4.7. No Conversion Rights. The Preferred A Shares shall not be convertible into Common Shares.

     Section 4.8. All Shares Nonassessable. All shares of stock of the corporation of any class shall be nonassessable.

     Section 4.9. No Preemptive Rights. No holder of any shares of the corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any shares of -stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property bonds, notes, debentures, other securities, or stock convertible into shares of stock of the corporation or carrying or evidencing any right to purchase shares of stock of any class.

     Section 4.10. No Nonvoting Equity Securities. The corporation shall not authorize or issue any class or series of non-voting equity securities.

     Section 4.11.  Preferred B Shares.

          4.11.1. Issuance. Preferred B Shares may be issued in one or more series at such time or times as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects. Preferred B Shares may be issued for such consideration or considerations as the Board of Directors may determine, provided that the value of such consideration or considerations shall equal or exceed, in the good faith business judgment of the Board of Directors, the greater of (i) the aggregate par value of the Preferred B Shares to be issued or (ii) the fair market value of the Preferred
B Shares to be issued, if an active trading market has developed for the series of Preferred B Shares being so issued.

          4.11.2. Authorization. Subject to the restrictions set forth in subsection 4.4.3.2 hereof, authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issue of any series of Preferred B Shares, the powers, designations, preferences, and relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

          (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

          (b) The dividend rate or rates on the shares of such series and the preferences, if any, over any other series of Preferred B Shares (or of any other series of Preferred B Shares over such series) with respect to dividends, the terms and conditions upon which and the periods with respect to which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall cumulate;

          (c) Whether or not the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the time or times when, the price or prices at which, and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares of such series are to be redeemed;

          (d) The rights to which the holders of shares of such series shall be entitled, and the preferences if any, over any other series of Preferred B Shares (or of any other series of Preferred B Shares over such series), upon the voluntary or involuntary liquidation, dissolution, or winding-up of the corporation, which rights may vary depending on whether such liquidation, dissolution, or winding-up is voluntary or involuntary, and, if voluntary, may vary at different dates;

          (e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund, and, if so, whether and upon what conditions such purchase, retirement, or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

          (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

          (g) The voting powers, full and/or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series of Preferred B Shares having similar provisions) shall be entitled to vote separately as a single class for the election of one or more directors of the corporation in case of dividend arrearages or other specified events, or upon other matters;

          (h) Whether or not the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights of any such other series; and

          (i) Any other preferences, privileges, and powers, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation or law.

          4.11.3. Dividends. After the requirements with respect to preferential dividends on the Preferred A Shares (fixed pursuant to Section 4.1 hereof) shall have been met:

               4.11.3.1. Fixing of Dividends. The shares of each series of Preferred B Shares shall entitle the holders thereof to receive, when, as, and if declared by the Board of Directors out of funds legally available for dividends, cash dividends at the rate, under the conditions, for the periods, and on the dates fixed by the resolution or resolutions of the Board of Directors pursuant to authority granted in this Section 4., for each series, and no more, before any dividends on the Common Shares (other than a distribution solely in Common Shares) shall be paid, declared, or set apart for payment.

               4.11.3.2. Restrictions on Dividends on Common and other
     Junior Stock. Unless dividends on all outstanding shares of each series of the Preferred B Shares shall have been fully paid or declared and set aside for payment, for all past quarterly dividend periods, and unless all required sinking fund payments, if any, shall have been made or provided for, no dividend (except a dividend payable in Common Shares and/or shares of any other class of stock ranking junior to the Preferred B Shares) shall be paid upon or declared or set apart for the Common Shares or any other class of stock ranking junior to the Preferred B Shares.

          4.11.4. Reissuance of Preferred B Shares. Preferred B Shares redeemed, converted, exchanged, purchased, retired, or surrendered to the corporation, or which have been issued and reacquired in any manner, shall have the status of authorized and unissued Preferred B Shares and may be reissued by the Board of Directors as shares of the same or any other series of Preferred B Shares.

     4.12. Share Combination. Each ten (10) shares of previously authorized Common Stock, par value $.10 per share, of the Corporation (Old Common Stock), shall be hereby combined into one (1) share of Common Stock, par value $.10 per share of the Corporation (New Common Stock). Each previously issued certificate which represented shares of Old Common Stock shall hereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall be combined; provided, however, that each person holding of record a stock certificate or certificate which represented shares of Old Common Stock, shall receive, upon surrender of such certificate or certificate, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled and provided further that the Corporation shall not issue fractional shares of New Common Stock with respect to this combination. In lieu of fractional shares, the Corporation shall pay stockholders cash for such fractional shares, on the basis of the fair value of such fractional shares as of the date of effectiveness of this Section. The Board of Directors (or the Executive Committee thereof) shall determine in good faith the fair value for such fractional shares, and such determination shall be conclusive evidence thereof.

     FIFTH.    The number of directors of the corporation shall be as provided in the Bylaws of the corporation.

     Commencing with the annual meeting of stockholders in 1988, in lieu of electing the whole number of directors annually, the directors shall be divided into three(3) classes, Class I, Class II and Class III, with three (3) directors in Class I and two in each of Classes II and III. At the annual meeting of stockholders of 1988, directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting of stockholders; directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders; and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders subsequent to the annual meeting of stockholders in 1988, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Each director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier resignation or removal. Any increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the classes so as to make all classes as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy in the Board of Directors or to fill a newly- created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal. Directors of the corporation may be removed only for cause.

     Upon the occurrence of any Event of Default (as defined in the Amended Articles of Incorporation of the corporation) and the election held pursuant to Subsection 4.6.4. of the Amended Articles of Incorporation of the corporation, the effectiveness of the provisions of the immediately preceding paragraph shall be suspended, and the five (5) directors elected in accordance with Section 4.6 of the Amended Articles of Incorporation shall serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their successors are elected and qualified or until their earlier registration or removal. Upon the discontinuance of an Event of Default, the suspension of the effectiveness of the provisions of the immediately preceding paragraph shall automatically cease; the directors whose terms shall not have expired by reason of the discontinuance of such Event of Default shall be designated as Class III directors; the remaining directors, subject to applicable Kansas law, may appoint directors in accordance with the provisions of Section 14 of the Bylaws or may call a special meeting of stockholders to elect directors to fill the vacancies created by the expiration of the terms of directors elected or approved by or on behalf of the holders of the Class A Preferred Stock of this corporation and to fill any newly created directorships resulting from an increase in the number of directors due to a cessation in such suspension; and the terms of each class of directors shall be determined by the provisions of the immediately preceding paragraph as though such directors had been elected at the 1988 annual meeting of stockholders.

     SIXTH.    The corporation is to have perpetual existence.

     SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

     EIGHTH.   Elections of directors need not be by ballot unless the Bylaws of the corporation so provide.

     NINTH.    The provisions of the Bylaws of this corporation contained in
Section 13 of 14 thereof may be amended, altered, changed or repealed from time to time by directors constituting at least two-thirds (2/3) of the authorized number of directors of the corporation; provided, however, that the stockholders at an annual meeting, or special meeting, may also amend, alter,change or repeal such provisions by the affirmative vote of the holders of two-thirds(2/3) of the issued and outstanding shares of all classes of stock of the corporation entitled to vote thereon, voting as one class. All provisions of the Bylaws, other than those referred to above in this paragraph, may be amended or repealed and new Bylaws not inconsistent or in conflict with those provisions referred to above in this paragraph may be added from time to time by a majority of the Board of Directors then in office; provided, however, that the stockholders at an annual meeting, or special meeting, may also from time to time amend all provisions of the Bylaws, other than those referred to above in this paragraph, and add new Bylaws not inconsistent or in conflict with those provisions referred to above in this paragraph by the affirmative vote of the holders of a majority of all classes of stock of the corporation entitled to vote thereon, voting as one class. Any amendment to the Bylaws adopted by the stockholders as aforesaid may thereafter be further amended by the directors as aforesaid unless the stockholders shall have provided otherwise in such amendment.

     TENTH.    The corporation may agree to the terms and conditions upon which any director, officer,employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employer or agent of the corporation, or any person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas.

     ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them or between this corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 104 of the General Corporation Code of Kansas or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 98 of the General Corporation Code of Kansas, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation,as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization,if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     TWELFTH. Except as may be otherwise provided by statute, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person," a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the corporation shall have either actual or constructive notice of the interest of such person.

     THIRTEENTH.   Meetings of stockholders may be held within or without the
State of Kansas, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of Kansas) outside the State of Kansas at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

     FOURTEENTH.   The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Amended Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. The provisions contained in the Articles FIFTH, NINTH and FOURTEENTH of these Amended Articles of Incorporation may be amended, altered, changed or repealed from time to time only upon (1) the approval of directors constituting at least two-thirds (2/3) of the authorized number of directors of the corporation, and (2) the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of all classes of stock of the corporation entitled to vote thereon, voting as one class at any annual or special meeting of the stockholders. All provisions of these Amended Articles of Incorporation, other than those referred to above in this Article, may be amended, altered, changed or replaced in the manner now or hereafter prescribed by statute.

     FIFTEENTH.     No director shall be liable to the Corporation or its
stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the provisions of K.S.A. 17-6424 and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit.
     IN WITNESS WHEREOF, these Amended Articles of Incorporation of CEC Entertainment, Inc. have been executed on behalf of the corporation by its Chief Executive Officer and attested by its Secretary on this ___ day of June, 1999.


                                        CEC ENTERTAINMENT, INC.


                                        By:  ---------------------------

                                             Richard M. Frank
[CORPORATE SEAL]                             Chief Executive Officer

ATTEST:


-------------------------------
Marshall R. Fisco, Jr., Secretary



STATE OF TEXAS      &
                    &
COUNTY OF DALLAS    &


     BEFORE ME, the undersigned authority, on this day personally appeared Richard M. Frank, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of CEC Entertainment, Inc., a corporation, and that he executed the same as the act of such corporation.

     Given under my hand and seal of office this ---- day of June, 1999.


                                             -----------------------
                                             Notary Public in and for
                                             the State of Texas
My commission expires:
----------------------


[Seal]




                                                             Exhibit B


                             PROPOSAL 3:
   AMENDMENT OF THE COMPANY'S 1997 NON-STATUTORY STOCK OPTION PLAN


                       CEC ENTERTAINMENT, INC.
                 1997 NON-STATUTORY STOCK OPTION PLAN


     CEC ENTERTAINMENT, INC., a corporation organized and existing under the laws of the state of Kansas (the Company), hereby formulates and adopts, with respect to the shares of common stock of the Company (Common Stock), a non-statutory stock option plan for certain individuals who are key employees of the Company or its subsidiaries, as follows:

     1. Purpose of Plan. The purpose of this 1997 Non-Statutory Option Plan (the Plan)is to encourage certain individuals who are directors or key employees to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

     2. Effective Date of the Plan. The provisions of this Plan became effective on August 1, 1997.

     3. Administration. This Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company (the Committee), which shall be comprised of two (2) or more directors, each of whom shall be Non-Employee Directors, as defined in Rule 16b-3(c),promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act), and who are also Outside Directors, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the Code), and any Treasury Regulations that may be promulgated thereunder. The Committee shall have full power and authority to construe, interpret and administer this Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of this Plan, the Committee shall have the authority to select the individuals to whom options shall be granted, to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to determine the time when each option may be exercised, to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Committee shall be final,conclusive and binding upon all persons.

     4. Eligibility. Options to purchase shares of Common Stock shall be granted under this Plan only to those individuals selected by the Committee from time to time who, in the sole discretion of the Committee, are key employees at the time of the grant and who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company.

     5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 1,825,000. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such options shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.


     6. Option Certificate or Contract. Each option granted under this Plan shall be evidenced by either a certificate or a non-statutory stock option contract which shall be signed by an officer of the Company, and by the individual to whom the option is granted (the Optionee),in the event a contract has been issued. The terms of said contract shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The grant of an option under this Plan shall be deemed to occur on the date on which the certificate or contract evidencing such option is executed by the Company,and every Optionee shall be bound by the terms and restrictions of this Plan and such certificate or contract; provided, however, if an Optionee does not sign and return to the Company one(1) duplicate original of their option contract prior to the expiration of one hundred and twenty (120) days after the grant date, then the grant shall be withdrawn, and the option shall be void and of no further force or effect.

     7. Option Price. The price at which shares of Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee, but in no event shall the price be less than 100 percent (100%) of the fair market value of such shares on the date that the option is granted.
The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Committee, in it sole discretion.

     8.   Period and Exercise of Option.

          (a) Period -- Subject to the provisions of Section 9 and 10 hereof with respect to the death or termination of employment of an Optionee,the period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted, provided that such period shall expire no later than seven (7) years from the date on which the option is granted (the Grant Date).

          (b) Employment -- The option may not be exercised to any extent until the Optionee has been continuously, for a period of at least one (1) year after the Grant Date, employed by the Company or a subsidiary of the Company.

          (c) Exercise -- Any option granted under this Plan may be exercised by the Optionee only by delivering to the Company, or its agent, written or verbal notice, as may be specified by the Company from time to time, of the number of shares with respect to which he is exercising his option right, paying in full the option price of the purchased shares, and furnishing to the Company, or its agent, a representation in writing signed by the Optionee that he is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state.
Subject to the limitations of this Plan and the terms and conditions of the respective stock option certificate or contract, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option certificate or contract.

          (d) Payment for Shares -- Payment for shares of Common Stock purchased pursuant to an option granted under this Plan may be made in either cash or in shares of Common Stock.

          (e) Delivery of Certificates -- As soon as practicable after receipt by the Company of the notice and representation described in Subsection
(c), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates, or book entry with the Company's transfer agent, representing such shares of stock shall be registered in the name of the Optionee and any such certificate(s) shall be delivered to the Optionee. However, no certificate or book entry for fractional shares of stock shall be issued or recorded by the Company notwithstanding any request therefor. Neither any Optionee, nor the legal representative, legatee or distributee of any Optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates, or book entry with the Company's transfer agent, for such shares have been issued or recorded, respectively. All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.


          (f) Withholding -- The Company shall have the right to deduct any sums that the Committee reasonably determines that Federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the option that the Optionee or other person exercising the option pay any sums that Federal, state or local tax law required to be withheld with respect to the exercise. The Company shall not be obligated to advise any Optionee of the existence of the tax or the amount which the Company will be so required to withhold. Upon exercise of an option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Common Stock withheld (Share Withholding) by the Company from the shares otherwise to be received; provided, however, that if the Optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares so withheld should have an aggregate fair market value (as determined in accordance with the terms of this Plan) on the date of exercise sufficient to satisfy the applicable withholding taxes.

     9. Termination of Employment. If an Optionee shall cease to be an employee of the Company or subsidiary of the Company for any reason other than death after he shall have served in such capacity continuously for at lease one
(1) year from the Grant Date, he may, but only within ten(10) business days next succeeding such cessation,exercise his option to the extent that he was entitled to exercise it at the date of such cessation. Nothing in this Plan or any stock option certificate or contract shall be construed as an obligation on the part of the Company or of any of its subsidiary corporations to continue the Optionee as an employee.

     10. Death of Optionee. In the event of the death of an Optionee while serving as an employee of the Company or its subsidiary, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such Optionee's rights under the option pass by operation of the Optionee's will or the laws of descent and distribution, at any time within a period of three (3) months following the death of the Optionee (even though such period is later than the expiration date of the option as specified in Section 8(a) and in the respective stock option certificate or contract). Such option shall be exercisable even though the Optionee's death occurs before he has continuously served as an employee of the Company or its subsidiary for a period of one (1) year after the date of grant.

     11. Non-Transferability of Options. Each option granted under this Plan shall not be transferable or assignable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of the Optionee may otherwise be exercised only by him.

     12. Adjustments upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, and the Company continues thereafter as the surviving entity, then the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee.
The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

     13. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after July 31, 2007, on which date this Plan shall expire except as to options then outstanding under this Plan,which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date, amend, modify or terminate this Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any Optionee under any then outstanding option granted hereunder without the consent of such Optionee.

     14. Termination of Old Option Certificate or Contract and Grant of New Option Certificate or Contract. An option may be granted under this Plan which may be conditioned upon the termination of a non-statutory stock option certificate or contract previously granted to the Optionee which has not yet been terminated or been exercised; provided, however, that the price for which shares of Common Stock may be purchased under the new option may not be less than the price of shares of Common Stock that were subject to purchase under the terminated option unless the shareholders of the Company approve the issuance at a lower price.

     15. Change of Control. If while unexercised options remain outstanding under this Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding
Section 8(b) hereof or any other provision in this Plan or option certificate or contract to the contrary. For purposes of this Plan, a Change of Control shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the Company is not the surviving entity, or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or (B) on the date in which public announcement is made that the beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act)of securities representing more than 50% of the combined voting power of the Company is being acquired by a person within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen (18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this Section 15.

     The Committee shall have the right, at the time of grant or subsequently, in its sole discretion, to establish conditions under which a specific employee may cease to be a full-time employee of the Company or any of its subsidiaries but not be deemed to have terminated his employment with the Company or any of its subsidiaries for purposes of this Plan, including but not limited to conditions involving part-time employment or consulting services. Unless otherwise specifically provided for in an employee's stock option certificate or contract or in an amendment or supplement thereto, an employee's employment with the Company or any of its subsidiaries shall be deemed to terminate when he ceases to be a full-time employee of the Company or any of its subsidiaries.

     In the event of a merger, consolidation, reorganization or recapitalization of the Company, the Committee shall have the right to accelerate the vesting schedule with respect to all or any portion of the shares of Common Stock granted to any or all of the employees under this Plan, if and to the extent it deems appropriate in its sole discretion.

     16. Restrictions Applicable to Executive Officers. The provisions of this Section 16 shall apply only to those executive officers whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) (or any successor thereto) and of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act (Executive Officers). In the event of any inconsistencies between this Section 16 and the other provisions of this Plan, as they pertain Executive Officers, the provisions of this Section shall control.

     No amendment of this Plan with respect to any Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Executive Officer pursuant to this Plan or (ii) modify the requirements as to the Executive Officer's eligibility for participation in this Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 16 and such other provisions as it deems appropriate, to cause amounts payable to certain Executive Officers to satisfy the requirements of Section 162(m) (or any successor thereto) and the Treasury Regulations that may be promulgated thereunder.

     The maximum number of shares of Common Stock with respect to which options may be granted hereunder to any Executive Officer during any calendar year may not exceed two hundred and fifty thousand (250,000) shares, subject to any adjustments made pursuant to the provisions of Section 12.